Exhibit 21

                          SUBSIDIARIES OF TRAFFIX, INC.

                                                          STATE OF INCORPORATION
                      SUBSIDIARY                              OR ORGANIZATION
                      ----------                          ----------------------
1. GroupLotto, Inc.                                              Delaware

2. MultiBuyer, Inc.                                              Delaware

3. Traffix Wireless, Inc.                                        Delaware

4. Quintel E-Mail, Inc.                                          Delaware

5. Quintelcomm, Inc.                                             Delaware

6. Quintel Financial Information Services, Inc.                  Delaware

7. Calling Card Company, Inc.                                    New York

8. New Lauderdale L.C.                                           Florida

9. N.L. Corp.                                                    Delaware

10. Creative Direct Marketing, Inc.                              Delaware

11. Quintel Hair Products, Inc.                                  Delaware

12. Quintel Products, Inc.                                       Delaware

13. Quintelco., Inc.                                             Delaware

14. Quintel Psychic Zone, Inc.                                   Delaware

15. Quintel LaBuick Products, LLC                                Delaware

16. ThanksMuch, Inc.                                             Delaware

17. InfiKnowledge, ULC                                       Nova Scotia, CA

18. Montvale Management, LLC                                    New Jersey

19. Traffix Canada, Inc.                                         Delaware

20. TXNET, Inc.                                                  Delaware

21. Atlas Sites, Inc.                                            Delaware

22. iMatchup.com, Inc.                                           Delaware

23. Direct Deposit Promotions, Inc.                              Delaware